# STATE OF NEVADA

**_ROSS MILLER_**
_Secretary of State_

**_SCOTT W. ANDERSON_**
_Deputy Secretary_
_for Commercial Recordings_

**_Commercial Recordings Division_**
_202 N. Carson Street_
_Carson City, NV 89701-4069_
_Telephone (775) 684-5708_
_Fax (775) 684-7138_

OFFICE OF THE
## SECRETARY OF STATE

RICHARD BACHMAN

**Job:C20120914-1974**
September 17, 2012

**Special Handling Instructions:**
MI/BL EMAILED 09/17/12 NEH

**Charges**

| Description | Document Number | Filing Date/Time | Qty | Price | Amount |
|---|---|---|---|---|---|
| Merge In | 20120632803-77 | 9/14/2012 2:10:45 PM | 1 | $350.00 | $350.00 |
| 24 Hour Expedite | 20120632803-77 | 9/14/2012 2:10:45 PM | 1 | $125.00 | $125.00 |
| Merge Out | 20120632803-77 | 9/14/2012 2:10:45 PM | 1 | $0.00 | $0.00 |
| Business License | 20120632803-77 | 9/14/2012 2:10:45 PM | 1 | $0.00 | $0.00 |
| Total | | | | | $475.00 |

**Payments**

| Type | Description | Amount |
|---|---|---|
| Credit | 017118\|12091753284564 | $475.00 |
| Total | | $475.00 |

**Credit Balance:** $0.00

**Job Contents:**
File Stamped Copy(s): 1
Business License(s): 1

RICHARD BACHMAN

**ROSS MILLER**
**Secretary of State**
**204 North Carson Street, Suite 1**
**Carson City, Nevada 89701-4520**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

| Filed in the office of | Document Number 20120632803-77 |
|---|---|
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 09/14/2012 2:10 PM |
| | Entity Number C3046-2002 |

**USE BLACK INK ONLY - DO NOT HIGHLIGHT** **ABOVE SPACE IS FOR OFFICE USE ONLY**

## Articles of Merger
## (Pursuant to NRS Chapter 92A)

**1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):**

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

Mustang Geothermal Corp
Name of **merging** entity

Nevada — Jurisdiction
Corporation — Entity type *

North Homestake Mining Company
Name of **merging** entity

Nevada — Jurisdiction
Corporation — Entity type *

Name of **merging** entity

Jurisdiction
Entity type *

Name of **merging** entity

Jurisdiction
Entity type *

and,

Mustang Geothermal Corp
Name of **surviving** entity

Nevada — Jurisdiction
Corporation — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

**Filing Fee: $350.00**

*This form must be accompanied by appropriate fees.*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

# Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):**

Attn:

c/o:

**3) Choose one:**

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

**4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):**

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

*This form must be accompanied by appropriate fees.*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

# Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

**USE BLACK INK ONLY - DO NOT HIGHLIGHT**

**ABOVE SPACE IS FOR OFFICE USE ONLY**

(b) The plan was approved by the required consent of the owners of *:

Mustang Geothermal Corp

Name of **merging** entity, if applicable

North Homestake Mining Commpany

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Mustang Geothermal Corp

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

# Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

*This form must be accompanied by appropriate fees.*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

# Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:**

Article One of the Articles of Incorporation of Mustang Geothermal Corp is hereby amended and restated to change the name of Mustang Geothermal Corp to Dakota Territory Resource Corp.

Article Four of the Articles of Incorporation of Mustang Geothermal Corp is hereby amended and restated to provide that the issued and outstanding shares of common stock totaling 34,492,057 shall be reverse split on the basis of 1 share for 10 shares effective September 30, 2012. The total authorized shares of common stock of the Company shall remain at 300,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

**6) Location of Plan of Merger (check a or b):**

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

**7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)**

**Date:** ______ **Time:** ______

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

**ROSS MILLER**
**Secretary of State**
**204 North Carson Street, Suite 1**
**Carson City, Nevada 89701-4520**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

**USE BLACK INK ONLY - DO NOT HIGHLIGHT**

**ABOVE SPACE IS FOR OFFICE USE ONLY**

**8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)***

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.**

Mustang Geothermal Corp

Name of **merging** entity

X [signature]

President, Chief Executive Officer — 09/14/12

**Signature** — **Title** — **Date**

North Homestake Mining Company

Name of **merging** entity

X [signature]

President, Chief Executive Officer — 09/14/12

**Signature** — **Title** — **Date**

Name of **merging** entity

X

**Signature** — **Title** — **Date**

Name of **merging** entity

X

**Signature** — **Title** — **Date**

and,

Mustang Geothermal Corp

Name of **surviving** entity

X [signature]

President, Chief Executive Officer — 09/14/12

**Signature** — **Title** — **Date**

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

## AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT is dated as of September 11, 2012.

### RECITALS

**MUSTANG GEOTHERMAL CORP.** (hereafter "MUSTANG") is a Nevada corporation formed and operating in good standing, having its office at 10580 N. McCarran Blvd., Suite 115-208, Reno, Nevada 89503.

**NORTH HOMESTAKE MINING COMPANY** (hereafter "NORTH HOMESTAKE") is a Nevada corporation formed and operating in good standing, having its office at 1825 West Huffaker Lane, Reno, NV 89521.

A. MUSTANG is a "Reporting Company" subject to the reporting requirements of Sections 13 and 15d of the Securities and Exchange Act of 1934. As of the Effective Date hereof, MUSTANG is compliant with its reporting requirements with the Securities and Exchange Commission.
B. NORTH HOMESTAKE is a corporation organized and operating in good standing under the laws of the State of Nevada. NORTH HOMESTAKE is the owner of all legal right, title and interest in certain unpatented lode mining claims (the Blind Gold Property Claims) in the State of South Dakota, County of Lawrence, legally staked and acquired by NORTH HOMESTAKE in accordance with 1872 Mining Law, and by payment of rents to the United States Department of the Interior, Bureau of Land Management.
C. MUSTANG and NORTH HOMESTAKE agreed to a transaction whereby NORTH HOMESTAKE would be merged into MUSTANG by way of an exchange of common stock whereby MUSTANG would acquire all the outstanding shares of NORTH HOMESTAKE, in exchange for issuing to NORTH HOMESTAKE'S two shareholders fifteen million shares each (totaling thirty million shares) of MUSTANG's common stock, subject to MUSTANG completing certain conditions precedent, including: (i) affecting a one for ten (1:10) reverse split of its presently issued and outstanding common stock with a corresponding amendment to MUSTANG's articles of incorporation; (ii) amending MUSTANG's articles of incorporation to change its name from□MUSTANG GEOTHERMAL CORP to DAKOTA TERRITORY RESOURCE CORP; and, (iii) applying for a new trading symbol with the Financial Industry Regulatory Authority consistent with the name change. Afterwards, MUSTANG will then own and control beneficial ownership of all of the issued and outstanding shares of NORTH HOMESTAKE, assume the Blind Gold Property Claims, and assume certain of the liabilities of NORTH HOMESTAKE.
D. The board of directors of MUSTANG and NORTH HOMESTAKE deem it advisable and in the best interests of their respective companies and shareholders that the terms of the Common Stock Share Exchange Agreement be entered into and completed and that NORTH HOMESTAKE be merged into MUSTANG,

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with MUSTANG remaining as the surviving corporation under the name DAKOTA TERRITORY RESOURCE CORP.

E. The board of directors and a majority of the shareholders eligible to vote of MUSTANG approved the plan of merger embodied in this Agreement; and
F. The board of directors and a majority of the shareholders eligible to vote of NORTH HOMESTAKE approved the plan of merger embodied in this Agreement.

**THEREFORE**, in consideration of the mutual agreements and covenants set forth herein, MUSTANG and NORTH HOMESTAKE hereto do hereby agree to merge on the terms and conditions herein provided, as follows:

## ARTICLE 1. THE MERGER

### Section 1.1 The Merger

Upon the terms and subject to the conditions hereof, on the Effective Date (as hereinafter defined), NORTH HOMESTAKE shall be merged with and into MUSTANG in accordance with the applicable laws of the State of Nevada (the "**Merger**"). The separate existence of NORTH HOMESTAKE shall cease, and MUSTANG shall be the surviving corporation under the name "DAKOTA TERRITORY RESOURCE CORP." (the "**Surviving Corporation**") and shall be governed by the laws of the State of Nevada.

(A) MUSTANG, by and through its board of directors and majority shareholders also agree, prior to the closing, to take the following actions as additional consideration for the transactions contemplated herein: resolve to amend the articles of incorporation to (i) change the name of MUSTANG to DAKOTA TERRITORY RESOURCE CORP; (ii) affect a ten to one (10: 1) reverse split of its common stock such that after the reverse split takes effect, MUSTANG will have issued and outstanding shares of approximately three million four hundred forty-nine thousand two hundred six (3,449,206) shares; and, (iii) apply for a change of MUSTANG's ticker symbol, consistent with the Company's amendment to its articles of incorporation changing its name to DAKOTA TERRITORY RESOURCE CORP.

### Section 1.2 Effective Date

The Merger shall become effective on the date and at the time (the "**Effective Date**") that: (a) the Articles of Merger, in substantially the form annexed hereto as Appendix A, that the parties hereto intend to deliver to the Secretary of State of the State of Nevada, are accepted and declared effective by the Secretary of State of the State of Nevada; and, (b) after satisfaction of the requirements of the laws of the State of Nevada.

### Section 1.3 Articles of Incorporation

On the Effective Date, the Articles of Incorporation of MUSTANG, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the

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Articles of Incorporation of the Surviving Corporation except that Article 1 of the Articles of Incorporation of MUSTANG, as the Surviving Corporation, shall be amended to state that the name of the corporation is "DAKOTA TERRITORY RESOURCE CORP."

**Section 1.4 Bylaws**

On the Effective Date, the Bylaws of MUSTANG, as in effect immediately prior to the Effective Date, shall continue in full force and effect as the bylaws of the Surviving Corporation.

**Section 1.5 Directors and Officers**

The directors and officers of MUSTANG immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

**ARTICLE 2. EXCHANGE OF SHARES**

**Section 2.1 Agreement to an Exchange of Common Stock of MUSTANG & NORTH HOMESTAKE**

On the closing date, MUSTANG shall issue thirty million (30,000,000) restricted post reverse split common shares ("MUSTANG Closing Shares") representing, post-issuance of the Closing Shares, and after MUSTANG successfully affects a one for ten (1:10) reverse split of its common shares, approximately 89% of the total number of issued and outstanding MUSTANG common shares to NORTH HOMESTAKE shareholders, and NORTH HOMESTAKE and the NORTH HOMESTAKE shareholders shall tender in transferable and assignable condition to MUSTANG, all 75,000 common shares representing 100% of the issued and outstanding shares of NORTH HOMESTAKE (the "NORTH HOMESTAKE Closing Shares").

**Section 2.2 Exchange of Certificates**

Each person or entity that becomes entitled to receive any common stock by virtue of the Merger shall be entitled to receive from MUSTANG a certificate or certificates representing the number of shares to which such person is entitled as provided herein.

**ARTICLE 3. EFFECT OF THE MERGER**

**Section 3.1 Rights, Privileges, etc.**

On the Effective Date of the Merger, MUSTANG, without further act, deed or other transfer, shall retain or succeed to, as the case may be, and possess and be vested with all the rights, privileges, immunities, powers, franchises and authority, of a public as well as

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of a private nature, of NORTH HOMESTAKE & MUSTANG. Additionally, all property of every description and every interest therein, and all debts and other obligations of or belonging to, or due to NORTH HOMESTAKE & MUSTANG on whatever account, shall thereafter be taken and deemed to be held by or transferred to, as the case may be, or invested in MUSTANG without further act or deed, title to any real estate, or any interest therein, and shall not revert, or in any way be impaired by reason of this merger. Additionally, all of the rights of creditors of NORTH HOMESTAKE & MUSTANG shall be preserved unimpaired, and all liens upon the property of NORTH HOMESTAKE & MUSTANG shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective corporations shall thenceforth remain with or be attached to, as the case may be, to MUSTANG as the surviving entity and may be enforced against it to the same extent as if all of said debts, liabilities, obligations and duties had been incurred or contracted by it.

**Section 3.2 Further Assurances**

From time to time, as and when required by MUSTANG or by its successors and assigns, there shall be executed and delivered on behalf of NORTH HOMESTAKE such deeds and other instruments, and there shall be taken or caused to be taken by it such further other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in MUSTANG the title to and possession of all the property, interest, assets, rights, privileges, immunities, powers, franchises and authority of NORTH HOMESTAKE, and otherwise to carry out the purposes of this Agreement.

**ARTICLE 4. GENERAL**

**Section 4.1 Termination**

This Agreement may be terminated by the board of directors or majority interest of Shareholders of either MUSTANG or NORTH HOMESTAKE, respectively, at any time prior to the closing date if there shall be any action or proceeding before any court or any governmental body which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; or any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions.

**Section 4.2 Amendment**

At any time prior to the Effective Date, this Agreement may be amended or modified in writing by the board of directors of both MUSTANG and NORTH HOMESTAKE.

**Section 4.3 Governing Law**

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada.

**Section 4.4 Counterparts**

In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

**Section 4.5 Electronic Means**

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date hereof.

**IN WITNESS WHEREOF**, the parties hereto have entered into and signed this Agreement as of the date set forth above.

**MUSTANG GEOTHERMAL CORP.**

By: /s/ Richard Bachman
Authorized Signatory

**NORTH HOMESTAKE MINING COMPANY**

By: /s/ Gerald Aberle
Authorized Signatory

SECRETARY OF STATE

STATE OF NEVADA

# NEVADA STATE BUSINESS LICENSE

## DAKOTA TERRITORY RESOURCE CORP.

**Nevada Business Identification # NV20021223622**

**Expiration Date: February 28, 2013**

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 17, 2012

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

*Please Post in a Conspicuous Location*

***You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.***